Exhibit 99.1

Northern Lights Acquisition Corp. Completes Business Combination

Acquires SHF, LLC d/b/a Safe Harbor Financial

from Partner Colorado Credit Union

Changes Name to SHF Holdings, Inc.

SHF Holdings’ Class A Common Stock to Trade on the Nasdaq Capital Market

under the Symbol SHFS Starting September 29, 2022

New York – September 29, 2022 – SHF Holdings, Inc. (the “Company”) (Nasdaq: SHFS), formerly known as Northern Lights Acquisition Corp. (“NLIT”) (Nasdaq: NLIT), a special purpose acquisition company, announced that it has completed its previously announced acquisition of SHF, LLC, d/b/a Safe Harbor Financial (“Safe Harbor”), a leader in offering compliance services to financial institutions that serve the regulated cannabis industry.

With the transaction now complete, the Company has changed its name to “SHF Holdings, Inc.” Its Class A Common Stock and warrants will continue to be listed for trading on the Nasdaq Capital Market.

The Company also closed on September 28, 2022 a PIPE in the amount of $20.45 million of convertible preferred stock and warrants. To offset the reduced PIPE amount, Partner Colorado Credit Union, Safe Harbor’s indirect parent (“PCCU”), agreed to a further amendment to the Unit Purchase Agreement (as amended, the “Unit Purchase Agreement”), dated February 11, 2022, among the Company, 5AK, LLC, the Company’s sponsor, Safe Harbor, SHF Holding Co., LLC, the sole member of Safe Harbor (the “Seller”), and PCCU, the parent of the Seller, to provide for the deferral of approximately $57 million (the “Deferred Cash Consideration”) of the $70 million due to the Seller at the closing of the business combination. The increase in the Deferred Cash Consideration will provide the Company with additional cash to support its post-closing activities.

“Today represents a significant milestone in Safe Harbor’s journey,” said Sundie Seefried, founder and Chief Executive Officer of Safe Harbor. “We are thrilled to complete this transaction and eager to continue scaling our business and expanding our offerings to meet the needs of the cannabis industry in the United States. With the strong leadership from our executive management team, Board of Directors, and support from NLIT’s sponsor team, Safe Harbor is well-positioned to be the platform of choice for financial services providers to cannabis operators.”

Ms. Seefried concluded, “I would like to congratulate and thank all those involved in the transaction, including our passionate and dedicated team. I could not be more excited for the future of Safe Harbor and to accelerate our growth strategy as part of a public company.”

John Darwin, Co-CEO of NLIT prior to the closing, stated, “With its established leadership position in cannabis-related compliance services and continued growth in its financial institution clients, this is an exciting time for Safe Harbor to become part of a Nasdaq-listed company.”

Nelson Mullins Riley & Scarborough LLP served as legal advisor to the Company. EF Hutton, division of Benchmark Investments, LLC served as placement agent to the Company. Donnie Emmi and David Waller served as legal advisor to Partner Colorado Credit Union and Safe Harbor.

About Northern Lights Acquisition Corp.

The Company was formed as a special purpose acquisition company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. For more information, visit https://northernlightsacquisitioncorp.com.

About Safe Harbor

Safe Harbor is one of the first service providers to offer compliance, monitoring and validation services to financial institutions providing banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past seven years, Safe Harbor (including its predecessor) has assisted with the onboarding of over $12 billion in deposit transactions for customers with operations spanning 20 states with regulated cannabis markets. For more information, visit www.shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to (i) trends in the cannabis industry, including changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; (ii) Safe Harbor’s growth prospects and Safe Harbor’s market size; (iii) Safe Harbor’s projected financial and operational performance, including relative to its competitors; (iv) new product and service offerings Safe Harbor may introduce in the future; (v) the ability of the parties to successfully complete any necessary integration following the business combination transaction; (vi) the impact of recent volatility in the capital markets, which may adversely affect the price of the Company’s securities; (vii) the outcome of any legal proceedings that may be instituted against the Company or Safe Harbor following the closing of the business combination; (viii) other statements regarding Safe Harbor’s and Northern Lights’ expectations, hopes, beliefs, intentions or strategies regarding the future; and (ix) the other risk factors discussed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 10, 2022, as subsequently amended by Current Reports on Form 8-K filed on September 19, 2022, September 21, 2022 and September 23, 2022 (as amended, the “Proxy Statement”).. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Proxy Statement and in other documents filed or to be filed by the Company from time to time with SEC. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of the Company and Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

Safe Harbor Investor Relations Contact:

KCSA Strategic Communications

Phil Carlson / Erika Kay

safeharbor@kcsa.com

Safe Harbor Public Relations Contacts:

KCSA Strategic Communications

Joshua Greenwald / Danielle Dodson

safeharbor@kcsa.com